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PROVIDENT AMERICAN CORPORATION                                        EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE


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(In thousands except per share data)                                                                   Years Ended December 31,
                                                                                                       1996       1995     1994
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Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                                         $15,926    $(4,035)  (1,331)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                                         9,610      9,100    8,421
   Common stock equivalents applicable to stock options and warrants                                    1,276          *        *
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      Total                                                                                            10,886      9,100    8,421
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PRIMARY EARNINGS (LOSS) PER SHARE:                                                                    $  1.46    $ (0.44    (0.16)
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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                                         $15,926    $(4,035)  (1,331)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                                         9,610      9,100    8,421
   Common stock equivalents applicable to stock options and warrants                                    1,491          *        *
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      Total                                                                                            11,101      9,100    8,421
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                                              $  1.43    $ (0.44    (0.16)
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   *  Anti-dilutive;  therefore effects have been excluded.